EXHIBIT 99.1

Steinway Reports Q4 Results — EPS Up $0.25

WALTHAM, MA — March 6, 2013 — Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings for the quarter and year ended December 31, 2012.

Fourth Quarter Results Compared to Prior Year Period

•                  Sales of $100.7 million, up 6.5%

•                  Gross profit of $34.7 million, up 14.6%

•                  Gross margin increased to 34.5% from 32.0%

•                  Income from operations of $12.0 million, up 45.3%

•                  Adjusted EBITDA of $14.2 million, up 61.2%

•                  Diluted earnings of $0.51 per share, up from $0.26 per share

•                  Adjusted diluted earnings of $0.53 per share, up from $0.24 per share

2012 Results

•                  Sales of $353.7 million, up 2.2%

•                  Gross profit of $114.6 million, up 9.0%

•                  Gross margin increased to 32.4% from 30.4%

•                  Income from operations of $28.6 million, up 79.5%

•                  Adjusted EBITDA of $35.2 million, up 26.0%

•                  Diluted earnings of $1.08 per share, up from $0.13 per share

•                  Adjusted diluted earnings of $1.13 per share, up from $0.48 per share

Non-GAAP Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•                  Cash of $73.4 million; net cash of $5.4 million

•                  Borrowing availability of over $100 million

•                  Inventory reduced $7.3 million, or 5.5%, from December 31, 2011

CEO Michael Sweeney said, “We finished the year with very positive results in the fourth quarter. Revenue and gross margins increased in both our band instrument and piano businesses. While we incurred some unusual operating expenses in the fourth quarter of both 2011 and 2012, our normal SG&A expenses were in line with sales. All in, our operating income rose a very strong 45%. We are quite pleased with our overall performance.”

Piano Operations

In the Americas, revenue increased $3.2 million over the prior year quarter. Led by strong wholesale institutional sales, unit shipments of Steinway grand pianos increased 19.5%. The opening of a new company-owned retail location in Pasadena in 2012 also contributed to higher sales.

A 31.0% increase in sales in China led to a $2.7 million increase in revenue in the Asia-Pacific region, a 15.2% improvement over the prior year quarter. Unit shipments of Steinway grand pianos in this region increased 9.2%.

Sales in Europe decreased $1.6 million from the fourth quarter of 2011 due to a $0.6 million negative impact of currency translation and a decrease in shipments of Steinway grand pianos of 13.4%.

The addition of new company-owned retail stores in 2012 and improved overall retail performance led to a higher proportion of retail sales than in the prior year period. Combined with a shift in sales mix toward higher margin Steinway units, this resulted in an increase in worldwide piano gross margins of 220 basis points over the fourth quarter of 2011.

Band Operations

Revenues for the fourth quarter increased $1.4 million, or 5.1%. Unit shipments of professional band instruments increased 13.2% over the prior year period primarily as a result of better availability of brass instruments from the Company’s Eastlake plant. Price increases on student band instruments offset a 4.1% decrease in unit shipments as compared to the prior year period and higher revenue from stringed instruments offset lower sales of percussion instruments.

Gross margins for the quarter improved 290 basis points over the prior year period primarily as a result of lower production variances. This was particularly evident at the Company’s Eastlake plant where production more than doubled as compared to the prior year period, significantly improving overhead absorption.

Operating Expenses

Operating expenses for the fourth quarter increased $0.7 million, or 3.2%, over the prior year period. In the fourth quarter of 2011, operating expenses included $2.7 million in severance charges incurred in connection with the resignation of the Company’s CEO. In the fourth quarter of 2012, operating expenses included $1.7 million in legal and consulting fees associated with the Company’s evaluation of strategic alternatives as well as an additional $0.3 million in SG&A for two retail locations opened during 2012.

Outlook

Discussing management’s outlook for its band segment, Mr. Sweeney said, “For 2013, we expect revenue to improve as a result of increases in price and volume. By midyear, we expect to complete the relocation of production of our tuned percussion instruments from LaGrange, Illinois to one of our facilities in Elkhart. Despite some short-term costs due to training of new employees, we expect overall gross margin improvement compared to 2012.”

Looking at the piano business, Mr. Sweeney said, “Our results in the Americas have begun to improve and our business in the Asia-Pacific region continues to grow. In order to meet expected demand for 2013, we have taken steps to increase Steinway production. The additional throughput should have a meaningful positive impact on gross margins. On a consolidated basis, we expect piano segment revenues and gross margins to exceed the prior year.”

Capitalization

Addressing the Company’s capital structure, Mr. Sweeney said, “We ended the year with over $73 million in cash and are currently in discussions with our existing bank syndicate members to extend our domestic credit facility on more favorable terms than currently in place. We expect to complete these negotiations within the next few months so that we can more easily address our $67 million in long-term debt as well as the strategic use of our share repurchase program, which has approximately $22.5 million available for future purchases of the Company’s common stock. We are fortunate that the Company’s assets and earnings allow us significant flexibility as we work through our options to enhance long-term shareholder value.”

Segment Information

Piano Segment

Fourth Quarter Results Compared to Prior Year Period

•                  Sales of $71.4 million, up 7.0%

•                  Steinway grand piano units up 7.0%

•                  Boston and Essex piano unit decrease of 2.4%

•                  Gross margin increased to 39.4% from 37.2%

2012 Results

•                  Sales of $216.8 million, up $1.3 million

•                  Steinway grand piano units down 0.6%

•                  Boston and Essex piano unit decrease of 5.4%

•                  Gross margin increased to 36.9% from 35.6%

Band Segment

Fourth Quarter Results Compared to Prior Year Period

•                  Sales of $29.4 million, up 5.1%

•                  Brass and woodwind units up 2.0%

•                  Gross margin increased to 22.6% from 19.7%

2012 Results

•                  Sales of $136.9 million, up 4.7%

•                  Brass and woodwind units down 1.5%

•                  Gross margin increased to 25.3% from 21.8%

Conference Call

Management will be discussing the Company’s fourth quarter results as well as its outlook for 2013 on a conference call on Wednesday, March 6th beginning at 5:00 p.m. ET. A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is a global leader in the design, manufacture, marketing and distribution of high quality musical instruments. These products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos. Through its online music retailer, ArkivMusic, the Company also produces and distributes classical music recordings. For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses

Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation, amortization, and impairment charges.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

The Company also uses the non-GAAP measurements “total debt net of cash” and “net cash” which it calculates by comparing short-term debt and long-term debt to cash. The Company believes these non-GAAP measures are useful as measures of the Company’s ability to repay all debt. Many investors use these measures in making investment decisions as they give an idea of a company’s financial health and its level of leverage compared to liquid assets.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release. These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to maximize return on NY real estate; and fluctuations in effective tax rates resulting from shifts in sources of income. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Net sales	$100,738	$94,629	$353,717	$346,256
Cost of sales	65,998	64,325	239,083	241,108
Gross profit	34,740	30,304	114,634	105,148
	34.5%	32.0%	32.4%	30.4%

Operating expenses:
Sales and marketing	11,854	11,111	45,924	43,581
General and administrative	10,875	10,701	39,510	40,022
Other	34	122	34	125
Impairment charges	—	129	566	5,490
Total operating expenses	22,763	22,063	86,034	89,218

Income from operations	11,977	8,241	28,600	15,930

Other (income) expense, net	499	1,094	3,406	4,226
Net loss on extinguishment of debt	—	—	—	2,422
Interest expense, net	869	847	3,651	5,698

Income before income taxes	10,609	6,300	21,543	3,584

Income tax provision	4,259	3,050	8,033	1,954

Net income	$6,350	$3,250	$13,510	$1,630

Earnings per share - basic	$0.51	$0.26	$1.09	$0.13
Earnings per share - diluted	$0.51	$0.26	$1.08	$0.13
Weighted average common shares - basic	12,459	12,362	12,410	12,232
Weighted average common shares - diluted	12,549	12,505	12,528	12,375

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	12/31/2012	12/31/2011
Cash	$73,406	$49,888
Receivables, net	43,536	42,322
Inventories, net	125,081	132,401
Other current assets	14,309	24,010
Total current assets	256,332	248,621

Property, plant and equipment, net	91,485	86,997
Other assets	77,850	73,756
Total assets	$425,667	$409,374

Debt	$576	$650
Other current liabilities	53,042	49,325
Total current liabilities	53,618	49,975

Long-term debt	67,431	67,367
Other liabilities	62,773	59,439
Stockholders’ equity	241,845	232,593
Total liabilities and stockholders’ equity	$425,667	$409,374

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 12/31/12
	GAAP	Adjustments		Adjusted
Band sales	$29,378	$—		$29,378
Piano sales	71,360	—		71,360
Total sales	100,738	—		100,738

Band gross profit	6,643	385	(1)	7,028
Piano gross profit	28,097	—		28,097
Total gross profit	34,740	385		35,125

Band GM %	22.6%			23.9%
Piano GM %	39.4%			39.4%
Total GM %	34.5%			34.9%

Operating expenses	22,763			22,763
Impairment charges	—	—		—
	22,763	—		22,763

Income from operations	11,977	385		12,362

Other (income) expense, net	499	—		499
Interest expense, net	869	—		869

Income before income taxes	10,609	385		10,994

Income tax provision	4,259	144	(2)	4,403

Net income	$6,350	$241		$6,591

Earnings per share - basic	$0.51			$0.53
Earnings per share - diluted	$0.51			$0.53
Weighted average common shares - basic	12,459			12,459
Weighted average common shares - diluted	12,549			12,549

	Three Months Ended 12/31/11
	GAAP	Adjustments		Adjusted
Band sales	$27,951	$—		$27,951
Piano sales	66,678	—		66,678
Total sales	94,629	—		94,629

Band gross profit	5,510	(425	)(3)	5,085
Piano gross profit	24,794	(11	)(4)	24,783
Total gross profit	30,304	(436)		29,868

Band GM %	19.7%			18.2%
Piano GM %	37.2%			37.2%
Total GM %	32.0%			31.6%

Operating expenses	21,934	280	(4)	22,214
Impairment charges	129	(129	)(5)	—
	22,063	151		22,214

Income from operations	8,241	(587)		7,654

Other (income) expense, net	1,094	—		1,094
Interest expense, net	847	—		847

Income before income taxes	6,300	(587)		5,713

Income tax provision	3,050	(328	)(2)	2,722

Net income	$3,250	$(259)		$2,991

Earnings per share - basic	$0.26			$0.24
Earnings per share - diluted	$0.26			$0.24
Weighted average common shares - basic	12,362			12,362
Weighted average common shares - diluted	12,505			12,505

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects employee severance costs associated with a band plant closure.

(2) Reflects the tax effect of Adjustments.

(3) Reflects the following: reversal of $417 employee severance costs resulting from a decision to continue to operate a plant which had been slated for closure; and $8 for Q4 stock-based compensation costs which were accelerated into Q2 due to Class A common stock sale.

(4) Reflects Q4 stock-based compensation costs which were accelerated into Q2 due to the Class A common stock sale.

(5) Reflects impairment charges related to a closed band plant.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Twelve Months Ended 12/31/12
	GAAP	Adjustments		Adjusted
Band sales	$136,905	$—		$136,905
Piano sales	216,812	—		216,812
Total sales	353,717	—		353,717

Band gross profit	34,603	385	(1)	34,988
Piano gross profit	80,031	—		80,031
Total gross profit	114,634	385		115,019

Band GM %	25.3%			25.6%
Piano GM %	36.9%			36.9%
Total GM %	32.4%			32.5%

Operating expenses	85,468			85,468
Impairment charges	566	(566	)(2)	—
	86,034	(566)		85,468

Income from operations	28,600	951		29,551

Other (income) expense, net	3,406	—		3,406
Interest expense, net	3,651	—		3,651

Income before income taxes	21,543	951		22,494

Income tax provision	8,033	340	(3)	8,373

Net income	$13,510	$611		$14,121

Earnings per share - basic	$1.09			$1.14
Earnings per share - diluted	$1.08			$1.13
Weighted average common shares - basic	12,410			12,410
Weighted average common shares - diluted	12,528			12,528

	Twelve Months Ended 12/31/11
	GAAP	Adjustments		Adjusted
Band sales	$130,715	$—		$130,715
Piano sales	215,541	—		215,541
Total sales	346,256	—		346,256

Band gross profit	28,465	47	(4)	28,512
Piano gross profit	76,683	131	(4)	76,814
Total gross profit	105,148	178		105,326

Band GM %	21.8%			21.8%
Piano GM %	35.6%			35.6%
Total GM %	30.4%			30.4%

Operating expenses	83,728	(1,817	)(4)	81,911
Impairment charges	5,490	(5,490	)(5)	—
	89,218	(7,307)		81,911

Income from operations	15,930	7,485		23,415

Other (income) expense, net	4,226	—		4,226
Net loss on extinguishment of debt	2,422	(2,422	)(6)	—
Interest expense, net	5,698	—		5,698

Income before income taxes	3,584	9,907		13,491

Income tax provision	1,954	5,538	(3)	7,492

Net income	$1,630	$4,369		$5,999

Earnings per share - basic	$0.13			$0.49
Earnings per share - diluted	$0.13			$0.48
Weighted average common shares - basic	12,232			12,232
Weighted average common shares - diluted	12,375			12,375

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects employee severance costs associated with a plant closure.

(2) Reflects $166 asset impairment charges related to a closed plant and $400 impairment of band intangible assets.
(3) Reflects the tax effect of Adjustments.

(4) Reflects accelerated stock-based compensation costs associated with Class A common stock sale.

(5) Reflects impairment charges as follows: $348 related to closed band plants; $2,982 on online music business intangible assets; $1,050 on band intangible assets; and $1,110 on band property, plant & equipment.
(6) Reflects a net loss on early extinguishment of debt.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Cash flows from operating activities	$28,572	$21,723	$28,712	$22,581
Changes in operating assets and liabilities	(18,895)	(20,775)	(3,175)	(5,315)
Stock-based compensation expense (excluding acceleration)	(103)	(417)	(442)	(1,637)
Income tax provision, net of deferreds	3,032	7,904	6,533	7,141
Net interest expense	869	847	3,651	5,698
Recovery of (provision for) doubtful accounts	223	(182)	(668)	29
Other	99	114	237	(527)
Non-recurring, infrequent or unusual cash charges	385	(417)	385	—
Adjusted EBITDA	$14,182	$8,797	$35,233	$27,970

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Net income	$6,350	$3,250	$13,510	$1,630
Income tax provision	4,259	3,050	8,033	1,954
Net interest expense	869	847	3,651	5,698
Depreciation	2,057	1,976	8,042	7,680
Amortization	262	261	1,046	1,101
Non-recurring, infrequent or unusual items	385	(587)	951	9,907
Adjusted EBITDA	$14,182	$8,797	$35,233	$27,970